Exhibit 99.1

        Point Therapeutics Reports Second Quarter 2005 Financial Results

    BOSTON--(BUSINESS WIRE)--Aug. 8, 2005--Point Therapeutics, Inc. (NASDAQ: POTP) today reported financial results for the fiscal quarter and six months ended June 30, 2005.
    In the second quarter of 2005, Point reported a net loss of $5,143,000 or $0.23 per share, compared with a net loss of $3,008,000, or $0.17 per share, in the second quarter of 2004. For the first six months of 2005, Point reported a net loss of $10,059,000 or $0.48 per share compared with a net loss of $6,143,000 or $0.37 per share for the first six months of 2004.
    During the second quarter of 2005, Point achieved several important milestones:

    -- Announced positive results in the company's 41 patient Phase 2 metastatic non-small cell lung cancer (NSCLC) study of talabostat in combination with docetaxel. In the first 36 evaluable patients, five patients demonstrated a significant tumor response. Most importantly, two of the patients had a complete (100%) tumor response. Based on these results, which were presented in May at a poster session at the American Society of Clinical Oncology Annual Meeting, the company is preparing to begin a Phase 3 trial in NSCLC in the second half of 2005.

    -- Announced positive interim results in the company's Phase 2 metastatic melanoma program. In the 30 patient single-agent talabostat trial, two patients out of the first 18 evaluable patients had a significant tumor response, with one patient experiencing a complete (100%) tumor response. In the 54 patient combination study of talabostat with cisplatin, 2 patients out of the first 15 evaluable patients had a partial tumor response.

    -- Held the company's first Research and Development Day in New York City. Speakers included Dr. Casey Cunningham, an investigator in Point's Phase 2 NSCLC study at Mary Crowley Medical Research Center in Dallas, TX and Dr. Khuda Dad Khan, an investigator in Point's Phase 2 metastatic melanoma trial at Indiana Oncology and Hematology Associates. The Web cast for this event is archived on the company's Web site, www.pther.com, in the Investor Relations section under "Presentations."

    -- Initiated a 60 patient Phase 2 clinical trial of talabostat in combination with gemcitabine for the treatment of metastatic pancreatic cancer.

    "In the second quarter, Point Therapeutics made significant progress in meeting our key clinical objectives," said Don Kiepert, President and CEO of Point Therapeutics, Inc. "We achieved the desired results in our Phase 2 non-small cell lung cancer trial and we intend to launch a Phase 3 program in the second half of this year. Interim results in our two melanoma trials were also promising. Most importantly, we were pleased to see a complete responder in the single agent trial which provides further support of talabostat's biological activity. Additionally, we launched our fifth Phase 2 trial of talabostat in combination with gemcitabine in metastatic pancreatic cancer. I am very pleased with the progress Point has made to date, especially in achieving the key clinical milestones of the last quarter. I feel strongly that these accomplishments position Point well for the second half of the year."
    Research and development expenses increased to $4,061,000 in the second quarter of 2005, from $2,205,000 in the second quarter of 2005. The increase in research and development costs resulted primarily from increased clinical and related manufacturing costs relating to the company's five ongoing Phase 2 clinical trials. General and administrative expenses increased to $1,227,000 in the second quarter of 2005 from $837,000 in the second quarter of 2004. The increase in general and administrative expenses resulted primarily from costs for three new hires and increased patent activity.
    Point's cash and investment balance as of June 30, 2005 was $24,008,000. On March 4, 2005, Point received $16,425,000 in gross proceeds relating to the sale of 3,650,000 shares of common stock in a registered direct placement of securities. Offsetting these proceeds were costs totaling approximately $1,400,000 relating to the sale and registration of the shares, resulting in net proceeds from the private placement of approximately $15,000,000. In addition, Point has received approximately $3,848,000 in proceeds from the exercise of warrants and stock options for the first six months of 2005 offset by cash used in operations and for the purchase of equipment of approximately $9,158,000. Interest income was $145,000 in the second quarter of 2005 compared to $34,000 in the second quarter of 2004.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Its lead product candidate, talabostat (PT-100), is a small molecule drug in Phase 2 clinical trials. Talabostat is orally-active and, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to support the reconstitution of the hematopoietic system. In 2004, Point initiated four Phase 2 clinical trials of talabostat. The trials are studying talabostat in combination with docetaxel in metastatic non-small cell lung cancer, talabostat as a single agent in metastatic melanoma, talabostat in combination with cisplatin in metastatic melanoma, and talabostat in combination with rituximab in advanced chronic lymphocytic leukemia. In June of 2005, Point announced the initiation of a fifth Phase 2 clinical trial studying talabostat in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance the operations, (iii) obtain the necessary regulatory approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2005 and from time to time in Point's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                       Three months ended          Six months  ended
                            June 30,                    June  30,
                       2005          2004           2005         2004
                 ----------- -------------  ------------- ------------
REVENUES
 License
  revenue                $-            $-             $-           $-
 Sponsored
  research
  revenue                 -             -              -            -
                 ----------- -------------  ------------- ------------
 Total
  revenues                -             -              -            -
                 ----------- -------------  ------------- ------------
OPERATING
 EXPENSES
  Research and
   development    4,060,603     2,204,776      7,613,587    4,230,393
 General and
  administrative  1,227,307       837,152      2,670,939    1,964,833
                 ----------- -------------  ------------- ------------
 Total
  operating
  expenses        5,287,910     3,041,928     10,284,526    6,195,226
                 ----------- -------------  ------------- ------------
Net loss from
 operations      (5,287,910)   (3,041,928)   (10,284,526)  (6,195,226)
                 ----------- -------------  ------------- ------------
Interest
 income             144,631        33,603        225,902       52,389
Interest
 expense                  -             -              -            -
                 ----------- -------------  ------------- ------------
Net loss        $(5,143,279)  $(3,008,325)  $(10,058,624) $(6,142,837)
                 =========== =============  ============= ============
Basic and
 diluted net
 loss per
 common
 share               $(0.23)       $(0.17)        $(0.48)      $(0.37)
                ============ =============  ============= ============
Basis and
 diluted
 weighted
 average
 common
 shares
 outstanding     22,456,565    18,186,742     20,956,429   16,677,824
                ============ =============  ============= ============


                    Period from
                 September 3, 1996
                (date of inception)
               through June 30, 2005
                  -------------
REVENUES
 License
  revenue           $5,115,041
 Sponsored
  research
  revenue            2,400,000
                  -------------
 Total
  revenues           7,515,041
                  -------------

OPERATING
 EXPENSES
  Research and
   development      39,836,982
 General and
  administrative    18,713,715
                  -------------
 Total
  operating
  expenses          58,550,697
                  -------------
Net loss from
 operations        (51,035,656)
                  -------------

Interest
 income              1,365,254
Interest
 expense               (82,652)
                  -------------
Net loss          $(49,753,054)
                  =============



                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
                                               June 30,   December 31,
                                                 2005         2004
                                             ------------ ------------
ASSETS
Cash, cash equivalents and restricted cash   $24,008,455  $13,991,994
Property and equipment, net                      221,459      205,323
Other assets                                     425,280      298,758
                                             ------------ ------------

Total assets                                 $24,655,194  $14,496,075
                                             ============ ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                           $3,597,178   $2,397,814
Other liabilities                                 42,364       47,604
Total stockholders' equity                    21,015,652   12,050,657
                                             ------------ ------------

Total liabilities and stockholders' equity   $24,655,194  $14,496,075
                                             ============ ============


    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508